EXHIBIT 99.1

Akorn Reports Preliminary 2014 Second Quarter Results

- Reports Record Q2 Revenue of $150.7 Million and Adjusted EPS of $0.25; Raises 2014 Outlook -

LAKE FOREST, Ill., Aug. 5, 2014 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a niche generic pharmaceutical company, today reported preliminary financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Key Highlights and Accomplishments

  Achieved record second quarter consolidated revenue of $150.7 million, an increase of 96% over last year's second quarter and record adjusted net income per diluted share of $0.25, an increase of 79% over last year's second quarter.
  Raises 2014 outlook to a revenue range of $580 to $600 million and an adjusted net income per diluted share range of $1.00 to $1.05.
  Announced acquisition of VersaPharm which is expected to add $90 to $100 million in annual revenue and $0.10 to $0.12 adjusted net income per diluted share. The acquisition is projected to close mid-August.
  Successfully completed syndication of $445 million term loan to finance the VersaPharm acquisition.
  Received FDA approval on five new products with a combined IMS market size of $560 million. Product approvals included: Atropine Sulfate Ophthalmic Solution, USP 1%; Dronabinol Capsules USP, 2.5mg, 5mg, 10mg; Tobramycin Inhalation Solution USP, 300mg/5mL; Zoledronic Acid Injection, 4mg/5mL; and Famotidine for Oral Suspension, USP 40mg/5mL.
  Filed an additional twelve ANDAs within the quarter. The Company now has 78 ANDAs filed with the FDA with a combined annual IMS market size of approximately $8.0 billion.
  Divested ECR Pharmaceuticals, a non-core asset which was acquired through the Hi-Tech Pharmacal acquisition, for $41 million in cash and assumption of certain liabilities.

Raj Rai, Chief Executive Officer commented, "We've had another great quarter and with the acquisition of Hi-Tech, we are seeing more opportunities for growth for the remainder of 2014 and beyond. Additionally, we received five new product approvals in the second quarter, which positions Akorn for stronger organic growth in 2015. As a result, we are raising our 2014 guidance."

Financial Results for the Quarter Ended June 30, 2014

Consolidated revenue for the second quarter of 2014 was $150.7 million, an increase of 96% over the second quarter 2013 consolidated revenue of $77.0 million. The increase in consolidated revenue was largely driven by the Hi-Tech acquisition, which contributed $51.5 million in revenue for the partial quarter, as well as by the addition of several branded ophthalmic products which were acquired in late 2013 and early 2014.

Consolidated gross margin for the second quarter of 2014 was 50.9% compared to 54.7% in the comparable prior year period. Second quarter 2014 gross margin included $3.6 million in amortization of the step-up of Hi-Tech's acquired inventory. Excluding this impact, second quarter 2014 gross margin was 53.2%.

Net income for the second quarter of 2014 was $8.5 million, or $0.07 per diluted share compared to net income of $12.6 million, or $0.11 per diluted share in the comparable prior year quarter. Second quarter 2014 net income included a number of items related to the Hi-Tech and VersaPharm acquisitions, including acquisition and disposition-related expenses, $3.6 million of amortization of inventory step-up, a gain from product divestitures, financing-related fees on the Hi-Tech and VersaPharm term loan commitments, and a loss from discontinued operations for the ECR Pharmaceuticals divestiture. Non-GAAP adjusted net income for the second quarter of 2014, excluding the impact of these items, was $29.3 million, or $0.25 per diluted share, compared to non-GAAP adjusted net income of $15.3 million, or $0.14 per diluted share in the comparable prior year quarter.

2014 Updated Outlook

The 2014 outlook has been updated to account for several developments, including the divestiture of the ECR Pharmaceuticals business, a projected mid-August close for the VersaPharm acquisition, new product approvals, and anticipated changes in price and demand on the remainder of the business.

Total revenues	$580 – 600	Million

Total gross margin percentage	56 – 57%

SG&A expenses (GAAP)	$80 – 83	million

Acquisition-related expenses	$33 – 34	million

R&D expenses	$39 – 41	million

Intangible asset amortization expense	$32	million

Income tax rate	~ 37%

GAAP net income	$63 – 69	million

GAAP net income per diluted share	$0.53 – 0.58

Adjusted net income	$118 – 125	million

Adjusted net income per diluted share	$1.00 – 1.05

Capital expenditures	$35 – 40	million

Fully diluted share count	118	million

2014 Outlook Assumptions

  No additional product approvals for the remainder of the year are included.
  The VersaPharm acquisition is projected to close mid-August.
  Assumes no competing generic is launched for Nembutal.
  Cost synergies that result from the Hi-Tech acquisition are expected to be realized throughout the year and will accelerate as the year progresses. The Company anticipates ending the year at a $20 million annual run-rate for synergies.
  Intangible asset amortization expense of $32 million is before giving effect to VersaPharm purchase accounting.
  Fully diluted share count is based on most recent share price.

Second quarter 2014 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, August 5, 2014, to discuss second quarter 2014 results followed by a Q&A session. The domestic call-in number is 877-415-4117 and the international call-in number is 678-224-7719. The confirmation code for all callers is 74116213. The URL for the webcast is http://www.media-server.com/m/p/3yxbyi45. A live broadcast of the conference call will also be available online at www.akorn.com under the Investor Relations tab and available for replay for 90 days.

About Akorn, Inc.

Akorn, Inc. is a niche generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York and Paonta Sahib, India where the Company manufactures ophthalmic, injectable and niche, non-sterile pharmaceuticals. Additional information is available on the Company's website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of sales, projections of certain charges and expenses, projections related to the number and potential market size of ANDAs, projections with respect to timing and impact of pending acquisitions, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, prospective acquisitions, future performance or results of current and anticipated products and acquired assets, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting financial information required in accordance with U.S. generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn's definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income from continuing operations, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Amortization of acquisition related inventory step-up
  Non-cash expenses, such as share-based compensation expense, and amortization of financing costs
  Other adjustments, such as legal settlements, various acquisition and disposition related expenses, and debt financing costs
  Less settlement of product warranty liability
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to acquisitions and divestitures
  Less elimination of unfavorable contract accruals

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

Adjusted net income, as defined by the Company, is calculated as follows:

Net income from continuing operations, plus:

  The recorded provision for income taxes
  Intangible asset amortization
  Amortization of acquisition related inventory step-up
  Non-cash expenses, such as non-cash interest, share-based compensation expense, and amortization of financing costs
  Other adjustments, such as legal settlements, various acquisition and disposition related expenses, and debt financing costs
  Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards
  Less settlement of product warranty liability
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to acquisitions and divestitures
  Less elimination of unfavorable contract accruals

Adjusted net income per diluted share is equal to Adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance. Adjusted net income and Adjusted net income per diluted share provide the Company and investors with income figures that would be expected to be more aligned with cash flows than GAAP net income, which includes a number of non-cash income and expense items.

While the Company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees. Due to the inherent limitations of each of these non-GAAP financial measures, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

AKORN, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
	2014	2013	2014	2013
	(Preliminary)		(Preliminary)
Revenues	$ 150,749	$ 77,012	$ 241,371	$ 150,866
Cost of sales (excluding amortization of intangibles)	74,078	34,920	115,044	69,629
GROSS PROFIT	76,671	42,092	126,327	81,237

Selling, general and administrative expenses	21,976	13,113	38,562	25,448
Acquisition-related costs	20,773	--	21,227	519
Research and development expenses	9,052	5,051	13,471	11,020
Amortization of intangibles	8,607	1,677	13,364	3,410
TOTAL OPERATING EXPENSES	60,408	19,841	86,624	40,397

OPERATING INCOME	16,263	22,251	39,703	40,840

Debt financing costs	(2,436)	(207)	(8,590)	(411)
Non-cash interest expense	(1,406)	(1,037)	(2,655)	(2,263)
Interest expense, net	(6,511)	(991)	(7,423)	(1,969)
Other non-operating income, net	8,402	(34)	8,969	42
INCOME BEFORE INCOME TAXES	14,312	19,982	30,004	36,239
Income tax provision	5,303	7,345	11,167	12,760
INCOME FROM CONTINUING OPERATIONS	$ 9,009	$ 12,637	$ 18,837	$ 23,479

LOSS FROM DISCONTINUED OPERATIONS	$ (503)	$ --	$ (503)	$ --

NET INCOME	$ 8,506	$ 12,637	$ 18,334	$ 23,479

NET INCOME PER SHARE:
BASIC FROM CONTINUING OPERATIONS	$ 0.09	$ 0.13	$ 0.19	$ 0.24
DILUTED FROM CONTINUING OPERATIONS	$ 0.08	$ 0.11	$ 0.16	$ 0.21
BASIC FROM NET INCOME	$ 0.08	$ 0.13	$ 0.18	$ 0.24
DILUTED FROM NET INCOME	$ 0.07	$ 0.11	$ 0.16	$ 0.21

SHARES USED IN COMPUTING NET INCOME PER SHARE:
BASIC	103,183	96,122	99,926	96,025
DILUTED	118,092	112,328	117,576	112,010

COMPREHENSIVE INCOME:
Net income	8,506	12,637	18,334	23,479
Foreign currency translation (loss) gain	(153)	(4,979)	1,552	(4,621)
Comprehensive income	$ 8,353	$ 7,658	$ 19,886	$ 18,858

AKORN, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA
(UNAUDITED)

	JUNE 30,	DECEMBER 31,
	2014	2013
ASSETS	(Preliminary)
CURRENT ASSETS:
Cash and cash equivalents	$ 107,907	$ 34,178
Trade accounts receivable, net	146,404	64,998
Inventories	108,914	55,982
Deferred taxes, current	23,266	7,945
Prepaid expenses and other current assets	17,120	5,753
TOTAL CURRENT ASSETS	403,611	168,856
PROPERTY, PLANT AND EQUIPMENT, NET	135,695	82,108
OTHER LONG-TERM ASSETS:
Goodwill	196,016	29,831
Product licensing rights, net	429,621	115,900
Other intangibles, net	34,803	14,605
Deferred financing costs	16,463	5,676
Deferred taxes, non-current	2,451	1,643
Long-term investments	10,965	10,006
Other	579	3,180
TOTAL OTHER LONG-TERM ASSETS	690,898	180,841
TOTAL ASSETS	$ 1,230,204	$ 431,805

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$ 37,794	$ 22,999
Purchase consideration payable	20,514	14,728
Income taxes payable	675	1,459
Accrued royalties	7,071	6,004
Accrued compensation	11,058	7,692
Accrued expenses and other liabilities	33,096	8,363
TOTAL CURRENT LIABILITIES	110,208	61,245
LONG-TERM LIABILITIES:
Debt, Long-term	706,420	108,750
Deferred tax liability	117,277	--
Lease incentive obligations and other long-term liabilities	1,830	1,630
TOTAL LONG-TERM LIABILITIES	825,527	110,380
TOTAL LIABILITIES	935,735	171,625
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized, 104,088,199 and 96,569,186 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	271,584	239,235
Warrants to acquire common stock	--	17,946
Retained earnings	33,700	15,366
Accumulated other comprehensive loss	(10,815)	(12,367)
TOTAL SHAREHOLDERS' EQUITY	294,469	260,180
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,230,204	$ 431,805

AKORN, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2014	2013	2014	2013
OPERATING ACTIVITIES	(Preliminary)		(Preliminary)
Consolidated net income	$ 8,506	$ 12,637	$ 18,334	$ 23,479
Loss from discontinued operations	$ 503	$ --	$ 503	$ --
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	12,190	3,362	18,865	6,651
Amortization of financing costs	1,502	207	3,631	411
Amortization of favorable contract asset	17	(159)	35	(318)
Amortization of inventory step-up	3,559	--	3,559	--
Non-cash stock compensation expense	2,049	2,541	3,331	4,244
Non-cash interest expense	1,406	1,037	2,655	2,263
Gain from product divestiture	(8,968)	--	(8,968)	--
Deferred tax assets, net	(8,270)	403	(9,959)	1,201
Excess tax benefit from stock compensation	(798)	(507)	(831)	(745)
Non-cash settlement of product warranty liability	--	(1,299)	--	(1,299)
Equity in earnings of unconsolidated joint venture	--	--	--	(76)
Changes in operating assets and liabilities:
Trade accounts receivable	(26,069)	1,050	(26,519)	(6,908)
Inventories	1,774	(2,987)	(4,213)	(4,428)
Prepaid expenses and other assets	(4,979)	(464)	(3,953)	538
Trade accounts payable	(1,135)	1,710	4,965	(151)
Accrued expenses and other liabilities	15,073	(3,055)	18,301	(3,464)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(3,640)	14,476	19,736	21,398

INVESTING ACTIVITIES
Payments for acquisitions and equity investments, net of cash acquired	(574,595)	(244)	(582,095)	(513)
Proceeds from disposal of assets	57,750	--	57,750	--
Payments for other intangible assets	(6,300)	--	(6,300)	--
Purchases of property, plant and equipment	(6,731)	(2,470)	(11,929)	(5,159)
NET CASH (USED IN) INVESTING ACTIVITIES	(529,876)	(2,714)	(542,574)	(5,672)

FINANCING ACTIVITIES
Proceeds from issuance of debt	600,000	--	600,000	--
Debt financing costs	(14,200)	--	(14,608)	--
Excess tax benefit from stock compensation	798	507	831	745
Net proceeds from common stock offering and warrant exercises	8,171	--	8,171	--
Proceeds under stock option and stock purchase plans	1,049	397	2,071	1,265
NET CASH PROVIDED BY FINANCING ACTIVITIES	595,818	904	596,465	2,010

Effect of changes in exchange rates on cash & cash equivalents	(1)	(117)	102	(105)
INCREASE IN CASH AND CASH EQUIVALENTS	62,301	12,549	73,729	17,631
Cash and cash equivalents at beginning of period	45,606	45,863	34,178	40,781
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 107,907	$ 58,412	$ 107,907	$ 58,412

AKORN, INC.
PRELIMINARY RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
	2014	2013	2014	2013
	(Preliminary)		(Preliminary)
NET INCOME FROM CONTINUING OPERATIONS	$ 9,009	$ 12,637	$ 18,837	$ 23,479

EBITDA
Depreciation expense	3,583	1,685	5,501	3,241
Amortization expense	8,607	1,677	13,364	3,410
Interest expense, net	6,511	991	7,423	1,969
Non-cash interest expense	1,406	1,037	2,655	2,263
Income tax provision	5,303	7,345	11,167	12,760
EBITDA	$ 34,419	$ 25,372	$ 58,947	$ 47,122

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES:
Acquisition-related expenses	20,773	--	21,227	840
Non-cash stock compensation expense	2,049	2,541	3,331	4,244
Non-cash settlement of product warranty liability	--	(1,299)	--	(1,299)
Gain from foreign currency forward contracts	(125)	--	(704)	--
Gain from product divestiture	(8,968)	--	(8,968)	--
Amortization of inventory step-up	3,559	--	3,559	--
Debt financing costs	2,436	207	8,590	411
Other costs associated with dispositions	1,400	--	1,400	--
Litigation settlement	(291)	--	(291)	--
ADJUSTED EBITDA	$ 55,252	$ 26,821	$ 87,091	$ 51,318

AKORN, INC.
PRELIMINARY RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
	2014	2013	2014	2013
	(Preliminary)		(Preliminary)
NET INCOME FROM CONTINUING OPERATIONS	$ 9,009	$ 12,637	$ 18,837	$ 23,479

INCOME TAX PROVISION	5,303	7,345	11,167	12,760

INCOME BEFORE INCOME TAXES	14,312	19,982	30,004	36,239

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Acquisition-related expenses	20,773	--	21,227	840
Non-cash stock compensation expense	2,049	2,541	3,331	4,244
Non-cash interest expense	1,406	1,037	2,655	2,263
Amortization expense	8,607	1,677	13,364	3,410
Non-cash settlement of product warranty liability	--	(1,299)	--	(1,299)
Gain from foreign currency forward contracts	(125)	--	(704)	--
Gain from product divestiture	(8,968)	--	(8,968)	--
Amortization of inventory step-up	3,559	--	3,559	--
Debt financing costs	2,436	207	8,590	411
Other costs associated with dispositions	1,400	--	1,400	--
Litigation settlement	(291)	--	(291)	--

ADJUSTED INCOME BEFORE INCOME TAXES	45,158	24,145	74,167	46,108

ADJUSTED INCOME TAX PROVISION	15,825	8,845	26,448	16,342

ADJUSTED NET INCOME	29,333	15,300	47,719	29,766

ADJUSTED NET INCOME PER DILUTED SHARE	$ 0.25	$ 0.14	$ 0.41	$ 0.27

AKORN, INC.
2014 FINANCIAL GUIDANCE

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME

GAAP NET INCOME	$63 - 69	million

Add:
Intangible asset amortization expense	$32	million
Share-based compensation Expense	$6	million
Non-cash interest expense	$5	million
Amortization of deferred financing costs	$10	million
Acquisition-related expenses	$33 - 34	million

Subtract:
Tax effect of adjustments	($33)	million

ADJUSTED NET INCOME	$118 - 125	million

ADJUSTED NET INCOME PER DILUTED SHARE	$1.00 - 1.05

SHARES USED IN COMPUTING NET INCOME PER SHARE	118	million

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA

GAAP NET INCOME	$63 - 69	million

Add:
Depreciation & amortization expense	$45	million
Interest expense, net (cash & non-cash)	$36	million
Income tax provision	$37 - 41	million
EBITDA	$181 - 190	million

Add:
Share-based compensation expense	$6	million
Amortization of deferred financing costs	$10	million
Acquisition-related expenses	$33 - 34	million
ADJUSTED EBITDA	$230 - 240	million
CONTACT: Investor Relations:
         Alpha IR Group
         Chris Hodges
         (312) 445-2870

         At the Company:
         Akorn, Inc.
         Tim Dick, Chief Financial Officer
         (847) 279-6150